SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2005

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 21, 2005, BioMarin Pharmaceutical Inc. (the “Company”) issued two press releases. One release related to the U.S. launch of Naglazyme for MPS VI and the second related to the appointment of Stephen Aselage as the Company’s Senior Vice President of Global Commercial Operations. The Company’s press releases issued on June 21, 2005 are attached hereto as Exhibits 99.1 and 99.2, respectively. The initial wholesale acquisition price for Naglazyme in the United States is $1,450 per 5mg vial.

Item 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit 99.1	Press Release of the Company dated June 21, 2005 regarding the U.S. launch of Naglazyme for MPS VI.

Exhibit 99.2	Press Release of the Company dated June 21, 2005 regarding the appointment of Stephen Aselage as the Company’s Senior Vice President of Global Commercial Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: June 22, 2005	By:	/s/ G. Eric Davis
G. Eric Davis Vice President, Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of the Company dated June 21, 2005 regarding the U.S. launch of Naglazyme for MPS VI.

Exhibit 99.2	Press Release of the Company dated June 21, 2005 regarding the appointment of Stephen Aselage as the Company’s Senior Vice President of Global Commercial Operations.